Exhibit 99.2

Press Release

For Immediate Release

Contact:	Christopher D. Myers
President and CEO
(909) 980-4030

CVB Financial Corp. to Present at

KBW Investor Conference

ONTARIO, CA - July 26, 2012: Chris Myers, President and Chief Executive Officer of CVB Financial Corp., will present at the KBW Investor Conference on Tuesday, July 31st and Wednesday August 1st in New York, New York. He will be giving a formal presentation on Tuesday, July 31st at 11:00 am EST as well as one-on-one meetings with investors both days.

Access to the live webcast and presentation materials will be available at either the Webcast Link: http://wsw.com/webcast/kbw4/cvbf/ and available for 90 days, replay is available within 24 hours of the event or at www.cbbank.com under Our Investors tab, Investor Presentations.

CVB Financial Corp. is the holding company for Citizens Business Bank, a $6.5 billion financial services company based in Ontario, California. Citizens Business Bank serves 40 cities with 42 business financial centers, five commercial banking centers and two CitizensTrust office locations in the Inland Empire, Los Angeles County, Orange County and the Central Valley areas of California.

Shares of CVB Financial Corp. common stock are listed on the NASDAQ under the ticker symbol of CVBF. For investor information on CVB Financial Corp., visit our Citizens Business Bank website at www.cbbank.com and click on the “CVB Investor” tab.

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